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                                                                   EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-19327 of Olympus Communications, L.P. and Olympus Capital Corporation on Form S-4 of our reports dated March 26, 1997 and December 16, 1996 on our audits of the financial statements of Olympus Capital Corporation and ACP Holdings, Inc., respectively, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

April 30, 1997